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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 1, 2003

                             CHANDLER (U.S.A.), INC.
             (Exact name of registrant as specified in its charter)


             OKLAHOMA               1-15135               73-1325906
   (State or other jurisdiction   (Commission          (I.R.S. Employer
         of incorporation)        File Number)        Identification No.)

                   1010 MANVEL AVENUE  CHANDLER, OKLAHOMA 74834
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (405) 258-0804

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ITEM 5.  OTHER EVENTS

     Chandler (U.S.A.), Inc. ("Chandler USA"), The Bank of New York Trust Company of Florida, N.A. as trustee, and the holders of a majority of the outstanding principal amount of Chandler USA's 8.75% senior debentures due
2014 (the "Debentures") have further amended the indenture under which the Debentures were issued. The amendment is effective December 1, 2003 and is the second amendment to the indenture. The amendment repeals sections 2, 3, 4, 6, 7, 8, 9 and 10 of the first amendment to the indenture which was effective May 13, 2003, and it permits a subsidiary of Chandler USA to incur or suffer to exist debt or issue preferred stock, including capital securities, if such subsidiary was organized, created or formed after July 16, 1999.

     Chandler Capital Trust II ("Chandler Trust II") is a Delaware statutory business trust that was established on December 4, 2003 and is a wholly owned consolidated subsidiary of Chandler USA. On December 16, 2003, Chandler Trust II issued $7.0 million of capital securities (the "Trust Preferred Securities") to InCapS Funding II, Ltd., an unaffiliated company established under the laws of the Cayman Islands, in a private transaction. Distributions on the Trust Preferred Securities are payable quarterly at a floating rate of 4.10% over LIBOR (LIBOR is recalculated quarterly and the interest rate may not exceed 12.5% prior to January 8, 2009) beginning April 8, 2004. The Trust Preferred Securities are subject to a mandatory redemption on January 8, 2034, but they may be redeemed after five years at par. All payments by Chandler Trust II regarding the Trust Preferred Securities are guaranteed by Chandler USA.

     The sale of the Trust Preferred Securities resulted in net proceeds of $6.7 million to Chandler USA, net of placement costs. Chandler USA used $5.8 million of the proceeds to purchase $6.7 million principal amount of its outstanding Debentures. The Debentures purchased by Chandler USA have been cancelled. The purchase and cancellation of the Debentures resulted in a pre-tax gain of $879,000, net of an adjustment to unamortized issuance costs. The remaining proceeds will be used by Chandler USA for general corporate purposes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1 Second Amendment to Indenture effective December 1, 2003 constituting the Second Amendment to the Indenture dated as of July 16, 1999, between Chandler (U.S.A.), Inc., and The Bank of New York Trust Company of Florida, N.A. as successor trustee to U.S. Trust Company of Texas, N.A., as Trustee regarding the 8.75% senior debentures due 2014 issued by Chandler (U.S.A.), Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          CHANDLER (U.S.A.), INC.


Date: December 16, 2003                   By: /s/ W. Brent LaGere
                                          -------------------------------------
                                          W. Brent LaGere
                                          Chairman of the Board and
                                          Chief Executive Officer
                                          (Principal Executive Officer)

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                                  EXHIBIT INDEX
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Exhibit No.     Description
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4.1             Second Amendment to Indenture effective December 1, 2003
                constituting the Second Amendment to the Indenture dated as of July 16, 1999, between Chandler (U.S.A.), Inc., and The Bank of New York Trust Company of Florida, N.A. as successor trustee to U.S. Trust Company of Texas, N.A., as Trustee regarding the 8.75% senior debentures due 2014 issued by Chandler (U.S.A.), Inc.